UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2021

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On January 25, 2021, Entravision Communications Corporation (the “Company”) entered into a Fourth Amendment, effective as of January 14, 2021 (the “Amendment”), to Office Lease, dated as of August 19, 1999, as amended (the “Lease”), by and between Water Garden Company L.L.C. and the Company, pursuant to which the Company leases space in the building housing the Company’s corporate headquarters in Santa Monica, California.

The Amendment provides, in material part, that the Company will relocate its corporate headquarters within the same building to a space consisting of approximately 8,700 square feet, at which point the term of the Lease will be extended for a period of five years, among revisions to certain other terms and conditions. All other provisions of the Lease, as amended, remain in full force and effect unless expressly amended or modified by the Amendment.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1Fourth Amendment, effective as of January 14, 2021, to Office Lease, dated as of August 19, 1999, as amended, by and between Water Garden Company L.L.C. and Entravision Communications Corporation

104Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: January 26, 2021	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer